UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  April 7, 2011

PriceSmart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road, San Diego, CA 92121
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (858) 404-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On April 7, 2011, PriceSmart, Inc. issued a press release regarding its results of operations for its second quarter ended February 28, 2011 and net warehouse club sales for the month ended March 31, 2011.  A copy of the press release is furnished herewith as Exhibit 99.1.  Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall be deemed “furnished” and not “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section.

Item 9.01.   Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press Release of PriceSmart, Inc. dated April 7, 2011.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2011	/S/ JOHN M. HEFFNER
John M. Heffner
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of PriceSmart, Inc. dated April 7, 2011.

PriceSmart Announces Second Quarter Results of Operations
and March Sales

San Diego, CA (April 7, 2011) – PriceSmart, Inc. (NASDAQ: PSMT, www.pricesmart.com) today announced its results of operations for the second quarter of fiscal year 2011 which ended on February 28, 2011.

For the second quarter of fiscal year 2011, net warehouse club sales increased 22.7% to $440.3 million from $358.9 million in the second quarter of fiscal year 2010.  Total revenues for the second quarter of fiscal year 2011 were $449.6 million compared to $366.1 million in the prior year.  The Company had 28 clubs in operation as of February 2011 and 26 clubs in operation as of February 2010.

The Company recorded operating income during the quarter of $27.2 million, as compared to operating income of $20.4 million in the prior year.  Net income attributable to PriceSmart was $17.9 million, or $0.60 per diluted share, in the second quarter of fiscal year 2011 as compared to $13.7 million, or $0.46 per diluted share, in the second quarter of fiscal year 2010.

For the first six months of fiscal year 2011, net warehouse club sales increased 22.5% to $817.6 million from $667.5 million in the first six months of fiscal year 2010.  Total revenues for the first half of fiscal year 2011 increased 22.6% to $835.7 million from $681.5 million in the same period of the prior year.  For the first six months of fiscal year 2011, the Company recorded operating income of $49.8 million and net income attributable to PriceSmart of $32.8 million, or $1.11 per diluted share.  During the same six month period in fiscal year 2010, the Company recorded operating income of $36.7 million and net income attributable to PriceSmart of $24.1 million, or $0.81 per diluted share.

The Company also announced that for the month of March 2011, net warehouse club sales increased 16.6% to $139.2 million, from $119.4 million in March a year earlier.  For the seven months ended March 31, 2011, net warehouse club sales increased 21.6% to $956.8 million from $786.9 million for the seven months ended March 31, 2010.  There were 28 warehouse clubs in operation at the end of March 2011 and 26 warehouse clubs in operation at the end of March 2010.

For the four weeks ended April 3, 2011, comparable net warehouse club sales for the warehouse clubs open at least 13 1/2 full months increased 16.7%, compared to the same four-week period last year.  For the thirty-week period ended April 3, 2011, comparable net warehouse club sales increased 16.9%, compared to the comparable thirty-week period a year ago.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Central America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 28 warehouse clubs in 11 countries and one U.S. territory (five in Costa Rica; four each in Panama and Trinidad; three each in Guatemala and Dominican Republic, two each in El Salvador and Honduras; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company's anticipated future revenues and earnings, adequacy of future cash flow and related matters.  These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “anticipated,” “scheduled,” and like expressions, and the negative thereof.  These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company’s financial performance is dependent on international operations which exposes the Company to various risks; any failure by the Company to manage its widely dispersed operations could adversely affect its business; the Company faces significant competition; the Company may encounter difficulties in the shipment of, and risks inherent in the acquisition and importation of, merchandise to its warehouse clubs; the Company is exposed to weather and other natural disaster risks; declines in the economies of the countries in which the Company operates its warehouse clubs would harm its business; a few of the Company's stockholders own nearly 39% of the Company's voting stock, which may make it difficult to complete some corporate transactions without their support and may impede a change in control; the loss of key personnel could harm the Company’s business; the Company is subject to volatility in foreign currency exchange; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company's long-lived or intangible assets have been impaired could adversely affect the Company's future results of operations and financial position; although the Company takes steps to continuously review, enhance, and implement improvements to its internal controls, there may be material weaknesses or significant deficiencies that the Company has not yet identified; as well as the other risks detailed in the Company's U.S. Securities and Exchange Commission (“SEC”) reports, including the Company's Annual Report on Form 10-K filed for the year ended August 31, 2010 filed pursuant to the Securities Exchange Act of 1934 on November 9, 2010.  We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact John M. Heffner, Principal Financial Officer and Principal Accounting Officer (858) 404-8826.

PRICESMART, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED—AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
	Three Months Ended		Six Months Ended
	February 28,		February 28,
	2011	2010	2011	2010
Revenues:
Net warehouse club sales	$440,263	$358,893	$817,595	$667,545
Export sales	1,872	1,006	3,280	1,593
Membership income	5,576	4,827	11,001	9,476
Other income	1,906	1,396	3,813	2,926
Total revenues	449,617	366,122	835,689	681,540
Operating expenses:
Cost of goods sold:
Net warehouse club	374,573	304,867	692,386	566,584
Export	1,758	935	3,102	1,489
Selling, general and administrative:
Warehouse club operations	37,239	31,041	72,373	60,274
General and administrative	8,874	8,667	17,684	16,235
Pre-opening expenses	(15)	175	388	286
Total operating expenses	422,429	345,685	785,933	644,868
Operating income	27,188	20,437	49,756	36,672
Other income (expense):
Interest income	239	122	367	338
Interest expense	(1,071)	(634)	(2,028)	(1,264)
Other income (expense), net	(260)	(10)	(303)	(7)
Total other expense	(1,092)	(522)	(1,964)	(933)
Income from continuing operations before provision for income taxes and loss of unconsolidated affiliates	26,096	19,915	47,792	35,739
Provision for income taxes	(8,049)	(6,190)	(14,894)	(11,592)
Loss of unconsolidated affiliates	(37)	(3)	(42)	(5)
Income from continuing operations	18,010	13,722	32,856	24,142
Income (loss) from discontinued operations, net of tax	(93)	35	(86)	44
Net income	17,917	13,757	32,770	24,186
Net income attributable to noncontrolling interest	—	(60)	—	(112)
Net income attributable to PriceSmart	$17,917	$13,697	$32,770	$24,074

Net income attributable to PriceSmart:
Income from continuing operations	18,010	13,662	32,856	24,030
Income (loss) from discontinued operations, net of tax	(93)	35	(86)	44
	$17,917	$13,697	$32,770	$24,074
Net income per share attributable to PriceSmart and available for distribution:
Basic net income per share from continuing operations	$0.60	$0.46	$1.11	$0.81
Basic net income (loss) per share from discontinued operations, net of tax	$—	$—	$—	$—
Basic net income per share	$0.60	$0.46	$1.11	$0.81

Diluted net income per share from continuing operations	$0.60	$0.46	$1.11	$0.81
Diluted net income (loss) per share from discontinued operations, net of tax	$—	$—	$—	$—
Diluted net income per share	$0.60	$0.46	$1.11	$0.81
Shares used in per share computations:
Basic	29,414	29,222	29,385	29,163
Diluted	29,423	29,250	29,392	29,206
Dividends per share	$0.60	$0.50	$0.60	$0.50

PRICESMART, INC.
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	February 28,
	2011	August 31,
	(Unaudited)	2010
ASSETS
Current Assets:
Cash and cash equivalents	$70,659	$73,346
Short-term restricted cash	1,240	1,240
Receivables, net of allowance for doubtful accounts of $16 and $15 as of February 28, 2011 and August 31, 2010, respectively.	3,167	2,855
Merchandise inventories	151,692	131,190
Deferred tax assets – current	4,086	3,639
Prepaid expenses and other current assets	24,031	21,879
Assets of discontinued operations	803	692
Total current assets	255,678	234,841
Long-term restricted cash	13,670	5,640
Property and equipment, net	280,919	265,544
Goodwill	37,533	37,471
Deferred tax assets – long term	15,344	16,637
Other assets	4,301	4,341
Investment in unconsolidated affiliates	8,061	8,091
Total Assets	$615,506	$572,565
LIABILITIES AND EQUITY
Current Liabilities:
Short-term borrowings	$2,984	$3,551
Accounts payable	142,567	124,401
Accrued salaries and benefits	9,442	10,911
Deferred membership income	11,014	9,729
Income taxes payable	6,216	6,615
Other accrued expenses	11,490	12,095
Dividends payable	8,969	—
Long-term debt, current portion	7,761	7,715
Deferred tax liability – current	425	357
Liabilities of discontinued operations	212	109
Total current liabilities	201,080	175,483
Deferred tax liability – long-term	1,718	1,198
Long-term portion of deferred rent	3,744	3,272
Long-term income taxes payable, net of current portion	3,361	3,564
Long-term debt, net of current portion	54,185	53,005
Total liabilities	264,088	236,522
Equity:
Common stock, $0.0001 par value, 45,000,000 shares authorized; 30,688,399 and 30,624,666 shares issued and 29,896,805 and 29,897,909 shares outstanding (net of treasury shares) as of February 28, 2011 and August 31, 2010, respectively.	3	3
Additional paid-in capital	381,436	379,368
Tax benefit from stock-based compensation	5,371	4,490
Accumulated other comprehensive loss	(16,565)	(16,672)
Accumulated deficit	(746)	(15,578)
Less: treasury stock at cost; 791,594 and 726,757 shares as of February 28, 2011 and August 31, 2010, respectively.	(18,081)	(15,568)
Total PriceSmart stockholders’ equity and total equity	351,418	336,043
Total Liabilities and Equity	$615,506	$572,565